Exhibit 99.1

Regional Health Properties Reports Fourth Quarter and Full-Year 2019 Financial Results

ATLANTA, GA, April 2, 2020 — Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, reported results for the year ended December 31, 2019.

Business Update

•	Successfully settled a total of three professional liability claims during the fourth quarter 2019 and the first quarter of 2020.

•	Commenced a capital improvement plan for the Company’s Ohio facilities. Management is encouraged by the early results and anticipates further increases in census, driving higher cash rents.

•	Overall portfolio performance continues to stabilize and rent coverage begins to show improvement.

•	When reviewing occupancy for the first quarter of 2020, census levels continue to remain stable in light of the ongoing COVID-19 pandemic.

“We made further progress in stabilizing and improving the Company’s property portfolio, as well as continued to settle additional professional liability claims,” stated Brent Morrison, Regional’s Chief Executive Officer. “The Company also continues to work closely with the Department of Housing and Urban Development for release of funds held in reserve to be used for renovations at the Company’s facilities.”

Morrison continued, “Also, as described in our release dated March 24, 2020, and as we are all aware, the COVID-19 pandemic is rapidly evolving and we cannot predict the impact that COVID-19 will have on the Company at this time, but we applaud the efforts of our operators to keep their residents and employees safe. The extent to which COVID-19 could impact our business and results of operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of COVID-19, and the actions taken to contain COVID-19 or treat its impact, among others.”

Management periodically monitors a number of facility performance metrics, including rent coverages both before and after management fees. In the fourth quarter of 2019, the Company’s portfolio rent coverage before management fees was 1.5x and rent coverage after management fees was 1.2x. Occupancy and skilled mix for the Company’s portfolio were 80.0% and 26.4% for the fourth quarter of 2019, respectively. These data exclude the impact of three managed facilities located in Ohio, five additional facilities located in Ohio and transitioned to a new operator on December 1, 2018, one facility located in North Carolina and transitioned to a new operator on March 1, 2019, one facility located in Oklahoma and sold on August 1, 2019, one facility located in Georgia and sold on August 1, 2019, one facility located in Alabama and sold on August 1, 2019, one facility located in Oklahoma and sold on August 28, 2019, and two facilities located in Georgia and transitioned to Omega in the first quarter of 2019.

Summary of Financial Results for the Three and 12 Months Ended December 31, 2019

Total rental revenues in the fourth quarter of 2019 decreased 16.6% to $4.6 million, from $5.5 million in the fourth quarter of 2018. Total rental revenues for the 12 months ended December 31, 2019 decreased by 8.7% to $20.1 million, from $22.0 million for the twelve months ended December 31, 2018. The decrease is a result of four facilities sold during the third quarter of 2019 as well as two facilities transitioned to Omega in the first quarter of 2019. The Company generally recognizes all rental revenues on a straight-line rent accrual basis.

General and administrative costs decreased 31.9%, to $641,000 for the three months ended December 31, 2019, compared with $941,000 for the same period in 2018. General and administrative costs for the 12 months ended December 31, 2019 decreased by 13.5%, to $3.2 million, compared with $3.7 million for the same period in 2018. For the 12 months ended December 31, 2019, and 2018, general and administrative costs include $92,000 and $176,000, respectively, of stock-based compensation expense.

Interest expense decreased by $604,000, or 45.3%, to $730,000 for the fourth quarter of 2019 compared with $1.3 million for the same period in 2018. Interest expense for the 12 months ended December 31, 2019, decreased by $664,000, or 11.2%, to $5.3 million compared to $5.9 million for the same period in 2018. The decrease is mainly due to the payoff of the Pinecone and Congressional Bank loans during the current year.

Income from discontinued operations, net of tax, for the fourth quarter of 2019 was $215,000 compared to income from discontinued operations, net of tax, of $316,000 for the prior year period. For the 12 months ended December 31, 2019, income from discontinued operations, net of tax, was $626,000 compared to income from discontinued operations of $74,000 for the prior year period.

Net loss attributable to Regional Health Properties, Inc.’s common stockholders in the fourth quarter of 2019 was $1.5 million compared with a net loss of $3.9 million for the fourth quarter of 2018. For the 12 months ended December 31, 2019, the net loss attributable to Regional Health Properties, Inc.’s common stockholders was $3.5 million, inclusive of a $6.5 million pre-tax gain on the sale of assets in the third quarter, or $2.07 per basic and diluted share, compared with a net loss of $19.9 million, or $11.86 per basic and diluted share, in the prior year period.

Cash at December 31, 2019, totaled $4.4 million compared with $2.4 million at December 31, 2018. Restricted cash at December 31, 2019, totaled $3.7 million compared to $4.1 million at December 31, 2018. Total debt outstanding at December 31, 2019 amounted to $55.4 million compared with $81.3 million at December 31, 2018 (net of $1.4 million and $1.5 million of deferred financing costs at December 31, 2019 and 2018, respectively).

About Regional Health Properties

Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is the successor to AdCare Health Systems, Inc., and is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions.

Regional currently owns, leases or manages for third parties 24 facilities (12 of which are owned by Regional, nine of which are leased by Regional and three of which are managed by Regional for third parties).

For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contacts	Investor Relations
E. Clinton Cain	Brett Maas
Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4393	Tel (646) 536-7331
clinton.cain@regionalhealthproperties.com	brett@haydenir.com

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in 000’s)

	December 31,
ASSETS	2019	2018
(Amounts in 000's)
Property and equipment, net	$54,672	$77,237
Cash	4,383	2,407
Restricted cash	3,655	4,079
Accounts receivable, net of allowance of $615 and $1,356	963	971
Prepaid expenses and other	249	546
Notes receivable	840	941
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	462	906
Right-of-use operating lease assets	37,287	-
Goodwill	1,585	2,105
Lease deposits and other deposits	517	402
Straight-line rent receivable	6,674	6,301
Assets of disposal group held for sale	-	2,204
Total assets	$113,758	$100,570

LIABILITIES AND EQUITY

Senior debt, net	$48,415	$73,945
Bonds, net	6,409	6,704
Other debt, net	539	664
Accounts payable	3,699	4,361
Accrued expenses	2,613	4,461
Operating lease obligation	39,262	-
Other liabilities	1,078	2,793
Liabilities of disposal group held for sale	-	1,491
Total liabilities	102,015	94,419

Stockholders' equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 1,688 shares issued and outstanding at
December 31, 2019 and 2018	61,992	61,900
Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288
at December 31, 2019 and 2018	62,423	62,423
Accumulated deficit	(112,672)	(118,172)
Total stockholders' equity	11,743	6,151
Total liabilities and stockholders' equity	$113,758	$100,570

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in 000’s, except per share data)

	Year Ended December 31,
(Amounts in 000's)	2019	2018
Revenues:
Rental revenues	$19,043	$20,902
Management fees	995	949
Other revenues	96	195
Total revenues	20,134	22,046
Expenses:
Facility rent expense	6,645	8,683
Cost of management fees	661	638
Depreciation and amortization	3,438	4,634
General and administrative expenses	3,192	3,692
(Recovery) provision for doubtful accounts	(281)	4,132
Other operating expenses	1,017	1,059
Total expenses	14,672	22,838
Income (loss) from operations	5,462	(792)
Other expense (income):
Interest expense, net	5,265	5,929
Loss on extinguishment of debt	2,458	5,234
Gain on disposal of assets	(7,141)	-
Other expense	6	52
Total other expense, net	588	11,215

Income (loss) from continuing operations before income taxes	4,874	(12,007)
Income tax benefit	-	(38)
Income (loss) from continuing operations	4,874	(11,969)
Income from discontinued operations, net of tax	626	74
Net income (loss)	5,500	(11,895)
Net income (loss) attributable to Regional Health Properties, Inc.	5,500	(11,895)
Preferred stock dividends - undeclared	(8,997)	(7,985)
Net loss attributable to Regional Health Properties, Inc.
Common Stockholders	$(3,497)	$(19,880)

Net loss (income) per share of common stock attributable to
Regional Health Properties, Inc.
Basic and diluted:
Continuing operations, after current period undeclared dividend	$(2.44)	$(11.90)
Discontinued operations	0.37	0.04
	$(2.07)	$(11.86)

Weighted average shares of common stock outstanding:
Basic and diluted	1,688	1,676

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL OPERATING METRICS (1)

	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
Portfolio Operating Metrics (1)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Occupancy (%)	79.5%	80.2%	80.3%	80.0%
Quality Mix (2)	26.4%	26.7%	26.6%	26.4%
Rent Coverage Before Management Fees (3)	1.43	1.44	1.38	1.53
Rent Coverage After Management Fees (3)	1.08	1.09	1.04	1.19

(1) Excludes three managed facilities in Ohio, five buildings located in Ohio and transitioned on December 1, 2018, one facility located in North Carolina and transitioned on March 1, 2019 , three facilities sold on August 1, 2019, and one facility sold on August 28, 2019, and two Georgia facilities transitioned to Omega in the first quarter of 2019.

(2) Quality Mix refers to all payor types less Medicaid.

(3) EBITDAR coverage and EBITDARM coverage include information provided by our tenants. The Company has not independently verified this information, but have no reason to believe such information to be inaccurate in any material respect.